UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 6, 2018
Date of Report (Date of earliest event reported)

KONA GRILL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34082	20-0216690
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

15059 North Scottsdale Road, Suite 300 Scottsdale, Arizona 85254
(Address of principal executive offices) (Zip Code)

(480) 922-8100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02        Results of Operations and Financial Condition.

On November 8, 2018, Kona Grill, Inc. issued a press release reporting financial results for the third quarter ended September 30, 2018. A copy of this press release, including information concerning forward looking statements and factors that may affect our future results, is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 2.02.

The information in this Report on Form 8-K (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

The registrant does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the registrant’s expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2018, the board of directors of Kona Grill, Inc. (the “Company”) appointed Marcus Jundt and Steven Schussler, current members of the Company’s board of directors, as Co-Chief Executive Officers.

Marcus E. Jundt  is one of the founders of the Kona Grill concept. Mr. Jundt previously served as a member of our Board from 2000 to 2009, as the Board’s Chairman from March 2004 to May 2009, and as our chief executive officer from July 2006 to May 2009. Mr. Jundt has served as a member of the board of directors of several companies and been an investor in numerous ventures. In 2012, Mr. Jundt founded and served as President and Chief Executive Officer of Williston Holding Company (WHC) Inc., which owns and operates 43 Mexican-themed restaurants in the greater Houston area and four separate restaurants in Williston, North Dakota. From June 2004 to April 2009, Mr. Jundt served as a General Partner in Vail Development, LLC, a private holding company for the Four Seasons Hotel in Vail, Colorado. From 1992 to 2006, Mr. Jundt also served as Vice Chairman and President of the investment advisory firm Jundt Associates, Inc. Jundt Associates was placed into receivership in December 2007 by Hennepin County District Court, State of Minnesota. In August of 2011, Mr. Jundt filed for personal bankruptcy in United States Bankruptcy Court for the District of South Dakota. Mr. Jundt holds a Bachelor of Science degree from Gonzaga University and an MBA from the J.L. Kellogg Graduate School at Northwestern University. Mr. Marcus E. Jundt has been a director of the Company since October 2011.

Steven W. Schussler was the founder, Executive Vice-President and a director of Rainforest Café, Inc., a publicly traded restaurant company that was sold to Landry’s Restaurants, Inc. in 2000. Since that time, Mr. Schussler has been Chief Executive Officer of Schussler Creative, Inc., a restaurant development concept company that has created several restaurant concepts including T-Rex Café, Yak & Yeti, The Boathouse and other concepts. Schussler Creative, Inc. sold a controlling interest in T-Rex Café and Yak & Yeti to Landry’s in 2006. He has been a director of the Company since March 2012.

The compensation of Messrs. Jundt and Schussler has not been determined by the Board of Directors at this time.

Effective November 6, 2018, James Kuhn is no longer Chief Executive Officer of the Company and is no longer employed by the Company. In connection with his departure, Mr. Kuhn will receive severance and other benefits pursuant to the terms of his Employment Agreement.

Item 7.01  Regulation FD Disclosure

On November 8, 2018, the Company issued a press release announcing these strategic leadership changes, a copy of which is attached hereto as Exhibit 99.2.

The information contained in the press release is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release from Kona Grill, Inc. dated November 8, 2018 titled, “Kona Grill Reports Third Quarter 2018 Results”

99.2	Press release from Kona Grill, Inc. dated November 8, 2018 titled, “Kona Grill Announces Strategic Leadership Changes”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2018	KONA GRILL, INC.

	By:	/s/ Christi Hing
Christi Hing
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release from Kona Grill, Inc. dated November 8, 2018 titled, “Kona Grill Reports Third Quarter 2018 Results”

99.2	Press release from Kona Grill, Inc. dated November 8, 2018 titled, “Kona Grill Announces Strategic Leadership Changes”